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                                                                  Exhibit 5.2


                                 law offices of
                          KLEINBARD, BELL & BRECKER LLP
                         1900 Market Street / Suite 700
                        Philadelphia, Pennsylvania 19103

                                  215.568.2000
                                  kleinbard.com

                                December 27, 2000



Triton PCS Holdings, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania  19312

Ladies and Gentlemen:

     We are counsel to Triton PCS Holdings, Inc., a Delaware corporation (the "Company"). We have acted as special counsel for the Company in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") relating to
(i) shares of Class A common stock, $.01 par value per share, of the Company (the "Class A Common Stock"); (ii) shares of preferred stock, $.01 par value per share, of the Company (the "Preferred Stock"); (iii) warrants or other rights to purchase shares of Preferred Stock (the "Preferred Stock Warrants or Rights");
(iv) warrants or other rights to purchase shares of Class A Common Stock (the "Common Stock Warrants or Rights"); and (v) up to 2,500,000 shares of Class A Common Stock that are currently owned and may be sold by certain stockholders of the Company described in the Registration Statement (the "Selling Stockholders Stock"). The Class A Common Stock, Preferred Stock, Preferred Stock Warrants or Rights, Common Stock Warrants or Rights and Selling Stockholders Stock being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

     (a)  the Second Restated Certificate of Incorporation of the Company;

     (b)  the Second Amended and Restated Bylaws of the Company; and

     (c)  the minutes of the Board of Directors of the Company.
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Triton PCS Holdings, Inc.
December 27, 2000
Page 2

     In rendering this opinion letter, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments, and have made such other investigations as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. The opinion set forth below is limited to the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the Selling Stockholders Stock to be sold by the Selling Stockholders was validly issued and is fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities of the Selling Stockholders identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities
Act), and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,

                                   KLEINBARD, BELL & BRECKER LLP



                                   By: /s/ Ralph J. Mauro
                                       ----------------------------------------
                                           Ralph J. Mauro
                                           Partner